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                                                                    EXHIBIT 99.1

                                 MP3.COM, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [            ], 2001

     The undersigned stockholder of MP3.com, Inc. ("MP3.com"), revoking all prior proxies, hereby appoints Robin Richards, Paul Ouyang and Blake Bilstad, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of MP3.com which the undersigned is entitled to vote at the special meeting of stockholders to be held at MP3.com's corporate headquarters located at 4790 Eastgate Mall, San Diego, California 92121-1970, on
[            ], 2001, beginning at [            ], local time, and at any
adjournments or postponements thereof, upon the matters set forth in the Notice
of Special Meeting dated [            ], 2001, and the related proxy
statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE MP3.COM BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)

            (Please fill in the appropriate boxes on the other side)

1. To adopt the Agreement and Plan of Merger, dated as of May 20, 2001, among Vivendi Universal, S.A., Metronome Acquisition Sub Inc., a direct wholly owned subsidiary of Vivendi Universal, S.A., and MP3.com, Inc., as amended by the Modification Agreement, dated as of June 13, 2001 by and among such parties.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL. IN ADDITION, UNLESS (I) OTHERWISE INDICATED ON THIS PROXY OR
(II) THE OTHER MATTER RELATES TO THE ADJOURNMENT OF THE SPECIAL MEETING AND THE SHARES REPRESENTED BY THIS PROXY ARE TO BE VOTED AGAINST THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, THE PERSONS NAMED AS PROXIES ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING.

     DATED             , 2001

     Signature of Stockholder(s)

     --------------------------------------------------------------

     --------------------------------------------------------------

     Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

     If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                Mark here if you plan to attend the meeting [ ]
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     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

                 GRANT A PROXY BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET PROXY AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET                                  TELEPHONE                                 MAIL
[            ]                            [              ]
  Use the Internet to grant your          Use any touch-tone telephone to           Mark, sign and date your proxy card
  proxy. Have your proxy card in            grant your proxy. Have your proxy         and return it in the enclosed
  hand when you access the web       OR     card in hand when you call. You    OR     postage- paid envelope. Proxy
  site. You will be prompted to             will be prompted to enter your            cards returned by mail will be
  enter your control number located         control number, located in the            counted up to [    ] p.m. EDT on
  in the box below, to create and           box below, and then follow the            [        ], 2001.
  submit an electronic grant. Your          directions given. Your proxy
  proxy grant will be accepted              grant will be accepted until
  until [        ] p.m. EDT on              [    ] p.m. EDT on           ,
  [          ], 2001.                       2001.

              IF YOU GRANT YOUR PROXY BY INTERNET OR BY TELEPHONE,
                       DO NOT MAIL BACK YOUR PROXY CARD.

           DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.